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                                                             Exhibit 23.2
                                                             ------------


                        [Consent of Arthur Andersen LLP]

                 Consent of Independent Public Accountants

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 of our report dated January 25, 2000, included in the annual report on Form 10-K for Columbia Energy Group for the year ended December 31, 1999, and to all references to our Firm included in this registration statement.



                                             /s/Arthur Andersen LLP
New York, New York
April 21, 2000